FIRST AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS FIRST AMENDMENT dated as of March 6, 2015, to the Fund Administration Servicing Agreement, dated as of January 18, 2010 (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the “Trust”) on behalf of the BARRETT FUNDS (the “Funds”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees of the agreement; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B of the Agreement is hereby superseded and replaced with Amended
Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ John P. Buckel	By: /s/ Michael R. McVoy

Printed Name: John P. Buckel	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Amended Exhibit B
to the Fund Administration Servicing Agreement – Trust for Professional Managers

Multiple Series Trust FUND ADMINISTRATION & COMPLIANCE PORTFOLIO SERVICES FEE SCHEDULE at March, 2015
Domestic Funds
Annual Fee Based Upon Average Net Assets Per Fund*
__ basis points on the first $_____
__ basis points on the next $_____
__ basis points on the balance above $_____
Minimum annual fee: $_____ per fund portfolio
Advisor Information Source Web Portal
•$___ /fund per month
•Specialized projects will be analyzed and an estimate will be provided prior to work being performed

Chief Compliance Officer Annual Fees (Per Advisor Relationship per Fund)
•$_____ for the first fund (subject to Board approval)
•$_____ for each additional fund (subject to change based on Board review and approval)
•$_____ per sub-advisor per fund
Reorganization Expenses
•$_____ - _____ estimate for drafting, review (internal as well as TPM counsel review) and filing. This estimate does not include proxy solicitation and review by Godfrey & Kahn.
SEC §15(c) Reporting
•$_____ /fund per report – first class
•$_____ /additional class report
Multiple Classes
Add the following for each class beyond the first class:
•__basis point at each level
•$_____ /class minimum
Out-Of-Pocket Expenses
Including but not limited to postage, stationery, programming, special reports, daily compliance testing systems expenses, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, and conversion expenses (if necessary).
Additional Services
Available but not included above are the following services – legal administration, daily fund compliance testing, and daily performance reporting.

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.

Amended Exhibit B (continued)
to the Fund Administration Servicing Agreement – Trust for Professional Managers

FUND ADMINISTRATION & COMPLIANCE PORTFOLIO SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at January, 2010

Additional Services:
•New fund launch – as negotiated based upon specific requirements
•Subsequent new fund launch – $_____ /project
•Subsequent new share class launch – $_____ /project
•Multi-managed funds – as negotiated based upon specific requirements
•Proxy – as negotiated based upon specific requirements

Daily Pre- and Post-Tax Performance Reporting
•Performance Service – $_____ /CUSIP per month
•Setup – $_____ /CUSIP
•Conversion – quoted separately
•FTP Delivery – $_____ setup /FTP site

Daily Compliance Services (Charles River)
•Base fee – $_____ /fund per year
•Setup – $_____ /fund group
•Data Feed – $_____ /security per month

Advisor’s signature below acknowledges approval of the fee schedule on this Amended Exhibit B.

Barrett Asset Management, LLC

By: /s/ Peter H. Shriver

Name: Peter H. Shriver

Title: CEO	Date: March 9, 2015